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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF COMMVAULT SYSTEMS, INC.

Subsidiary                                      Jurisdiction of Organization
---------------------------------------------   ----------------------------
CommVault Systems (Canada) Inc                  Ontario
CommVault Systems Mexico S. de R.L. de C.V.     Mexico
CommVault Holding Company B.V.                  The Netherlands
CommVault Systems Netherlands B.V.              The Netherlands
CommVault Systems International B.V.            The Netherlands
CommVault Systems (India) Private Limited       India
Commvault Systems (Australia) Pty. Ltd.         Australia
CommVault Systems (Singapore) Private Limited   Singapore
CommVault Systems Limited                       England
CommVault Systems Gmbh                          Germany
CommVault Systems Sarl                          France
Advanced Data LifeCycle Management, Inc.        Delaware
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